Exhibit 1

Joint Filing Agreement and Power of Attorney

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any amendments thereto) with respect to the Class A Common Stock, no par value, of Smartsheet Inc.

Each of the undersigned hereby irrevocably constitutes and appoints Troy Cichos as agent and attorney-in-fact, with full power of substitution, with respect to the power and authority on behalf of each of the undersigned to execute and file, or cause to be executed or filed, any documents required to be filed by Section 13 of the 1934 Act to which the Statement on Schedule 13G relates.

Dated: April 30, 2019	MADRONA VENTURE FUND III, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA VENTURE FUND III-A, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA INVESTMENT PARTNERS III, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA III GENERAL PARTNER, LLC

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA VENTURE FUND IV, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA VENTURE FUND IV-A, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA INVESTMENT PARTNERS IV, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA IV GENERAL PARTNER, LLC

By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

/s/ Matt McIlwain
Matt McIlwain

/s/ Tom A. Alberg
Tom A. Alberg

/s/ Paul Goodrich
Paul Goodrich

/s/ Len Jordan
Len Jordan

/s/ Tim Porter
Tim Porter

/s/ Scott Jacobson
Scott Jacobson